UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	0-19292	03-0300793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4960 Conference Way, North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the Annual Meeting of Shareholders of Bluegreen Corporation. (the "Company") held on May 17, 2005, the shareholders of the Company approved the Bluegreen Corporation 2005 Stock Incentive Plan (the "2005 Plan"). The Plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock to any employee or director of the Company or any of the Company's subsidiaries or parent, and any independent contractor or agent of the Company. A maximum of 2,000,000 shares of the Company's Common Stock may be issued for restricted stock awards and upon the exercise of options granted under the 2005 Plan, subject to adjustment upon the occurrence of certain events.

The foregoing summary description of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, which can be found as Appendix A in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2005, and is incorporated by reference herein. A more detailed summary of the 2005 Plan can also be found in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION Date: May 23, 2005 By: /S/ ANTHONY M. PULEO Name: Anthony M. Puleo Title: Senior Vice President and Interim Chief Financial Officer